FOR IMMEDIATE RELEASE

Lakeland Industries, Inc. Signs a Letter of Intent to Acquire Brazilian Protective Apparel
Supplier Qualytextil S.A., Based in Salvador Bahia, Brazil

RONKONKOMA, NY – February 19, 2008 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a market leader in protective apparel, today announced that it has signed a letter of intent to acquire Brazilian protective apparel supplier Qualytextil S.A., subject to the negotiation and execution of final documentation.  Qualytextil, based in Salvador Bahia, Brazil, was founded in 1999 and serves the Brazil Protective Clothing market in the following areas:  firemen’s turnout gear, conductive and  electric arc garments, chemical protective garments, occupational, multilayer and waterproof operational garments, aluminized and molten metal lines of protective clothing.

Pursuant to the letter of intent, it is anticipated that, upon the signing of definitive documentation, the initial purchase price to be paid by Lakeland would be approximately USD$12.5 million. The purchase price is also anticipated to include an earnout based on Qualytextil’s 2010 EBITDA.  The acquisition is expected to be accretive to Lakeland’s earnings per share. Adjusted Proforma EBITDA, as defined in the agreement, for the twelve months ended December 2007 is approximately USD$1.8 million. Sales for this period were approximately USD$9.8 million, with current gross margins of 50%.

Qualytextil is located in Salvador, Bahia, in the northeastern part of the country, where the State provides tax incentives, labor rates are favorable and is conveniently located to transport garments economically throughout the country.

Christopher Ryan, CEO of Lakeland, commented: “The Qualytextil acquisition in Brazil would allow Lakeland to expand worldwide in one of the ten most important emerging economies. Brazil is a new market which is rapidly increasing its GDP by about  5% per year.  Qualytextil has been operating in the market for 7 years, and can provide Lakeland with an in-house sales force of 20 employees and 28 outside sales representatives to cover the entire country, selling directly to the end user. Qualytextil is selling directly to the major state owned companies and agencies and the main oil and chemical companies in Brazil. By selling direct, we can get better margins, and lead times will be shortened because we will first approach the companies that are buying direct, and be able to run through their testing trials faster than if an uneducated distributor is doing it.  Qualytextil also has a contract with Petrobras (Petroleo Brasileiro, NYSE:PBR), a large Brazilian petroleum company to supply fire-retardant overalls through January 2010 and has a store located inside the Petrobras facility.”

“To operate in Brazil, it would benefit Lakeland to acquire its own sewing operation , which would give Lakeland a competitive advantage in these four (4) Mercosur markets of Brazil, Argentina, Paraguay and Uruguay, plus Venezuela as an associated member, increase its local and international sales, add to Lakeland’s offerings a new fire-retardant and electric-arc flash product line. Additionally, we will be able to access immediately 100 sewing employees and 20 in house salesmen to manufacture and sell our own complete line of disposable and chemical product lines at a competitive market cost and gain access to additional warehousing for Lakeland’s product lines. Also we will have the immediate ability to a set up separate distribution channels selling direct to large international companies.”

Mr. Ryan further commented:  “We have laid out our growth strategy consistently for some time now as having three major focuses – new products, international growth and acquisitions.  This fits squarely into all three.  We expect this transaction to be instrumental in building long term shareholder value.”

Marcos Vieira, President of Qualytextil, commented:  “Having Lakeland as our parent company will give us the resources we need to expand our business into other Latin American countries and new products.  Qualytextil can also provide Lakeland with a distribution channel to reach those small industrial areas spread throughout Brazil.  Lakeland can add to Qualytextil existing product lines, its own product line in disposables and chemical garments, gloves, NFPA fire gear, reflective garments at reasonable costs. The plant can also be used to warehouse Lakeland’s products such as the chemical and cut resistant gloves, and other Lakeland products that may not be subject to high Mercosur import duties.  We also share many of the same suppliers which should generate economies of scale in our purchasing.”

The Mercosur Treaty was signed in 1994 by Argentina, Brazil, Paraguay and Uruguay. These countries established a common market, called “Common Market of the Southern Cone” (MERCOSUR). Today, Venezuela has become a new member and Chile and Peru are associate member countries with some reduced duty benefits, on a narrow line of products. The treaty guarantees the free movement of goods, services and factors of production between countries through the elimination of customs duties and non-tariff restrictions on the movement of goods, and any other equivalent measures.

The transaction is still subject to confirmatory due diligence, execution of definitive legal documentation, regulatory and other third party approvals and such other conditions as may be contained in the Definitive Agreement of Purchase and Sale. The companies are negotiating the terms of a Definitive Agreement of Purchase and Sale, but there is no assurance that these negotiations will result in a completed transaction. Assuming the execution of definitive documentation, the closing of the acquisition of Qualytextil is expected to occur at the end of April 2008.

About Lakeland Industries, Inc.:
Lakeland Industries, Inc. (Nasdaq: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market.  The Company’s products are sold by a direct sales force and through independent sales representatives to a network of over 800 safety and mill supply distributors.  These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories.  In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and may other federal and state agencies.

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Safe Harbor Statement: This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995.  All statements that are not historical are forward-looking.  Forward-looking statements may relate to, but are not limited to, the timing of the execution of any definitive agreements relating to the transaction or the expected closing of the acquisition, the ultimate purchase price to be paid to acquire Qualytextil, the benefits and synergies of the transaction, the future opportunities for the combined company, the size and growth of product markets, and the potential impact of the proposed acquisition on shareholder value, pro forma revenue, earnings and combined operations.  Such forward-looking statements are based upon current information and expectations. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Factors that could cause actual outcomes or results to differ materially include, among others, the following: (1) the possibility that we and Qualytextil may not be able to successfully negotiate definitive purchase and sale documents, (2) our ability to successfully integrate Qualytextil’s operations and employees, (3) general economic factors, (4) general industry trends, (5) the potential effects on the combined company of competition in the protective apparel market, (6) growth rates in the market for protective apparel, (7) shifts in demand by potential customers, (8) market acceptance of new or enhanced products developed, marketed or sold by the combined company, (9) delays in scheduled product availability dates, (10) actions or announcements by competitors, (11) reduction in sales to or loss of any significant customers, (12) the dependence on intellectual property licensed from third parties, (13) each company's ability to attract and retain qualified personnel, (14) each company's ability to contain costs, (15) changes in the political climate in Brazil, and (16) other risks described in our filings with the Securities and Exchange Commission, including, but not limited to, our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov.  If any of these risks or uncertainties materialize or any of the assumptions prove incorrect, our results could differ materially and adversely from our expectations in these statements.  We assume no obligation, and do not intend, to update these forward-looking statements except as the law may require.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts:
Lakeland Industries	Darrow Associates for Lakeland Industries
631-981-9700	631-367-1866
Christopher Ryan, CEO, CJRyan@lakeland.com	Jordan Darrow, jdarrow@darrowir.com
Gary Pokrassa, CFO, GAPokrassa@lakeland.com
701-7 Koehler Avenue, Suite 7
Ronkonkoma, NY 11779
www.lakeland.com